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                                                                    Exhibit 10.3



                        INCENTIVE STOCK OPTION AGREEMENT
                      GRANTED UNDER 1994 STOCK OPTION PLAN

                                      Date

Name & Address

Dear __________:

         I am pleased to advise you that the Compensation Committee of the Board of Directors of Centennial Technologies, Inc. (the "Company"), pursuant to the terms and conditions of the Company's 1994 Stock Option Plan (the "Plan"), which are incorporated herein by reference, has awarded you the following stock option:

             Number of Option Shares:                         _____

             Exercise Price per Share:                      $ _____

             Date of Grant:                                   Date

             Vesting:                                   In increments of
                                                one-third annually commencing on
                                                    1 year from date of Grant

             Final Exercise Date:              10 years from date of Grant

         The Company has awarded you this stock option to encourage your efforts at helping the Company to grow and succeed. Regardless of your decision whether or not to buy, you are requested to keep the number of shares that you are eligible to purchase strictly confidential.

         The following terms and conditions are applicable with respect to this option agreement, and your signature below shall constitute your acknowledgment and acceptance of same.

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1.       GRANT OF OPTION.

         This agreement evidences the grant by the Company, on ______________ (the "Grant Date") to you (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's 1994 Stock Option Plan, as amended (the "Plan"), a total number of shares (the "Shares") of common stock, $.01 par value per share, of the Company ("Common Stock") at $_____ per Share (the option grant(s) set forth above shall be referred to herein as a "Option"). Unless earlier terminated, this option shall expire on the date set forth above (the "Final Exercise Date").

         It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder (the "Code"). Except as otherwise indicated by the context, the term "Participant," as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.       VESTING SCHEDULE.

         This Option will become exercisable ("vest") as to 33 1/3% of the original number of Shares on the first anniversary of the Grant Date applicable to such option and as to an additional 33 1/3% of the original number of Shares upon each of the following two anniversaries of such Grant Date, respectively.

         The right of exercise shall be cumulative so that to the extent an Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date applicable to such option or the termination of such option under Section 3 hereof or the Plan.

3.       EXERCISE OF OPTION.

         (a) FORM OF EXERCISE. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than one hundred (100) whole shares.

         (b) CONTINUOUS RELATIONSHIP WITH THE COMPANY REQUIRED. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since


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the Grant Date, an employee, officer or employee director of, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an "Eligible Participant").

         (c) TERMINATION OF RELATIONSHIP WITH THE COMPANY. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise
Date), PROVIDED THAT this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

         (d) EXERCISE PERIOD UPON DEATH OR DISABILITY. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant by the Participant, PROVIDED THAT this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

         (e) DISCHARGE FOR CAUSE. If the Participant, prior to the Final Exercise Date, is discharged by the Company for "cause" (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. "Cause" shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for cause was warranted.


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4.       WITHHOLDING.

         No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.       NONTRANSFERABILITY OF OPTION.

         This option may not be transferred otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6.       DISQUALIFYING DISPOSITION.

         If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall immediately notify the Company in writing of such disposition. If the Participant has died before Shares are sold, the above holding restrictions and notice requirement do not apply.

7.       STOCK SPLITS.

         The shares of Common Stock underlying this option or these options and the exercise price therefor shall be appropriately adjusted from time to time for stock splits, reverse splits and stock dividends.

8.       ACQUISITION AND CHANGE IN CONTROL EVENTS

         (a)      DEFINITIONS

                  (i)      An "Acquisition Event" shall mean:

                           (A) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property; or

                           (B) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.


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                  (ii)     A "Change in Control Event" shall mean:

                           the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the then-outstanding shares of Common Stock, (the "Outstanding Company Common Stock") and the then-outstanding Securities of the Company entitled to vote generally on the election of directors (the "Outstanding Company Voting Securities") immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination.

         (b)      EFFECT ON OPTIONS

                  (i) ACQUISITION EVENT. Upon the occurrence of an Acquisition Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to an Acquisition Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); PROVIDED THAT if such Acquisition Event also constitutes a Change in Control Event, such assumed or substituted options shall be immediately exercisable in full upon the occurrence of such Acquisition Event.


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                           Notwithstanding the foregoing, if the acquiring or
                           succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event.

                  (ii) CHANGE IN CONTROL EVENT THAT IS NOT AN ACQUISITION EVENT. Upon the occurrence of a Change in Control Event that does not also constitute an Acquisition Event, all Options then-outstanding shall automatically become immediately exercisable in full.

9.       PROVISIONS OF THE PLAN.

         This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

         This opportunity to purchase stock in the Company is being offered because of the Company's desire to reward continuing service. However, it is not and should not be construed as a guarantee of continuing employment. Furthermore, exercising options may not be a prudent business decision for some employees. Therefore, we urge you to review this opportunity carefully, consult a tax advisor, and make a decision to exercise options only if your personal financial situation makes this a wise decision.


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         IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument on the date first set forth above.

                                         CENTENNIAL TECHNOLOGIES, INC.

                                         By:
                                                -----------------------
                                         Name:  Richard J. Pulsifer
                                         Title: Chief Financial Officer


I hereby accept the foregoing option(s)
and agree to the terms and conditions
thereof.

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Name


Address:
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